                                                                EXHIBIT (g)(xii)


                                     AMENDED
                                   SCHEDULE A


                          Accounting Services Agreement


                                                             Date

Schwab Short-Term Bond Market Index Fund                     November 5, 1991
Schwab Total Bond Market Index Fund                          March 5, 1993

Schwab California Short/Intermediate Tax-Free Bond Fund      April 21, 1993
Schwab California Long-Term Tax-Free Bond Fund               February 24, 1992

Schwab Short/Intermediate Tax-Free Bond Fund                 April 21, 1993
Schwab Long-Term Tax-Free Bond Fund                          September 11, 1992

Schwab YieldPlus Fund                                        October 1, 1999


SCHWAB INVESTMENTS


By:    /s/ Tai-Chin Tung
       ------------------------------------------
Name:  Tai-Chin Tung
       ------------------------------------------
Title: Treasurer and Principal Financial Officer
       ------------------------------------------



PFPC, INC.

By:    /s/ Joseph T. Gramlich
       ------------------------------------------
Name:  Joseph T. Gramlich
       ------------------------------------------
Title: Senior Vice President
       ------------------------------------------


July 14, 1999